Exhibit 99.1

Silence Therapeutics Enters into Agreement to be Acquired by Merck KGaA, Darmstadt, Germany

All-Cash Transaction Values Silence Therapeutics at Approximately $1.3 Billion

Price of$20.00 Per ADS in Cash

Represents 130% Premium to Silence’s Closing ADS Price on October 16, 2026

Transaction Delivers Significant, Immediate and Certain Cash Value to Silence Shareholders and ADS Holders

LONDON, UK, October 19, 2026 – Silence Therapeutics plc (Nasdaq: SLN) (“Silence”), a biotechnology company developing precision engineered medicines using its proprietary siRNA technology, today announced that it has entered into a definitive agreement with Merck KGaA, Darmstadt, Germany, pursuant to which Merck KGaA, Darmstadt, Germany has agreed to acquire Silence in an all-cash transaction with an enterprise value of $1.1 billion and an equity value of approximately $1.3 billion, subject to the satisfaction of customary closing conditions.

Under the terms of the agreement, Merck KGaA, Darmstadt, Germany will acquire all outstanding ordinary shares of Silence. Upon completion of the transaction, Silence shareholders will receive $20.00 in cash per American Depositary Share (“ADS”), with each ADS representing three ordinary shares of Silence (or $6.6667 per ordinary share). The all-cash consideration represents a 130% premium to Silence ADS’s closing price on Friday, October 16, 2026 and an 82% premium to the 30-day volume-weighted average price of $10.99.

“We are pleased to have reached this agreement with Merck KGaA, Darmstadt, Germany, which is the result of a competitive sale process and delivers significant, immediate and certain value to our shareholders,” said Iain Ross, Interim Principal Executive Officer and Chairman of the Silence Board. “This transaction follows potentially best-in-class Phase 2 polycythemia vera data for Divesiran and reflects the important progress we have made advancing our differentiated siRNA pipeline. It also provides a new home for our innovative programs within Merck KGaA, Darmstadt, Germany, placing Divesiran with a company that has the scale, resources and commercial capabilities to accelerate its Phase 3 development and bring this potentially best-in-class siRNA therapy to patients in need. We are incredibly grateful to our employees for their dedication and contributions in building Silence into the company it is today.”

“The planned acquisition of Silence Therapeutics will strengthen our capabilities to serve patients with targeted specialty and rare diseases,” said Kai Beckmann, Chairman of the Executive Board and Group CEO of Merck KGaA, Darmstadt, Germany. “Following the acquisition of SpringWorks Therapeutics last year, we continue to transform our pipeline toward areas of high specialization and unmet medical need, with an ongoing commitment to external innovation. The proposed transaction follows Merck KGaA, Darmstadt, Germany’s strategic priority to address attractive end markets also through M&A, creating value over the mid- to long-term.”

Transaction Details

The transaction will be effected by means of a U.K. scheme of arrangement under Part 26 of the UK Companies Act 2006. The transaction is expected to close in the first quarter of 2027, and is subject to Silence shareholder approval, sanction by the High Court of Justice of England and Wales (the “Court”) and other customary closing conditions, including regulatory approvals. The transaction was unanimously approved by the Silence Board of Directors.

Certain securityholders of Silence, holding approximately 14% of Silence’s voting power, have entered into a voting and support agreement with Merck KGaA, Darmstadt, Germany, pursuant to which the securityholders have agreed, among other things, to vote their beneficially owned voting securities of Silence in favor of the transaction.

Advisors

Morgan Stanley & Co. LLC and Centerview Partners are serving as financial advisors, Cooley LLP is acting as legal counsel and Joele Frank, Wilkinson Brimmer Katcher is acting as strategic communications advisor.

About PV

PV is a rare, myeloproliferative neoplasm – a type of blood cancer - characterized by the excessive production of red blood cells, often resulting in elevated hematocrit levels. Elevated hematocrit above 45-percent is associated with a four-times higher rate of death from cardiovascular and thrombotic events. PV is associated with a range of burdensome symptoms including fatigue, cognitive disturbance and pruritus and additionally, longer term can transform to myelofibrosis and Acute Myeloid Leukemia. The aim of treatment is to maintain hematocrit less than 45%, a level that is associated with a reduced incidence of thrombosis and CV-associated death. The current standard of care includes repeated phlebotomies to reduce hematocrit and/or cytoreductive agents to reduce red blood cell production. There are currently no approved therapies that specifically target red blood cells and hematocrit.

About Divesiran

Divesiran is Silence’s wholly owned siRNA product candidate developed from its proprietary mRNAi GOLD™ platform that “silences” TMPRSS6 expressed almost exclusively in the liver. TMPRSS6 is a negative regulator of hepcidin, the body’s master regulator of iron metabolism including its absorption, distribution, and storage. By silencing TMPRSS6 in PV patients, Divesiran aims to increase hepcidin production and release by liver hepatocytes, leading to the restriction of iron to the bone marrow and, thus, reducing the excessive production of red blood cells, a process dependent on availability of iron. Divesiran has FDA Fast Track and Orphan Drug designations for PV.

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNA therapies designed to precisely target and silence genes that cause disease. The Company is advancing a growing pipeline of siRNA product candidates targeting areas of high unmet need across rare and common diseases where treatments are limited or inadequate. For more information, please visit https://www.silence-therapeutics.com/.

About Merck KGaA, Darmstadt, Germany

Merck KGaA, Darmstadt, Germany, a leading science and technology company, operates across life science, healthcare and electronics. More than 62,000 employees work to make a positive difference to millions of people’s lives every day by creating more joyful and sustainable ways to live. From providing products and services that accelerate drug development and manufacturing as well as discovering unique ways to treat the most challenging diseases to enabling the intelligence of devices – the company is everywhere. In 2025, Merck KGaA, Darmstadt, Germany, generated sales of € 21.1 billion in 65 countries.

The company holds the global rights to the name and trademark “Merck” internationally. The only exceptions are the United States and Canada, where the business sectors of Merck KGaA, Darmstadt, Germany, operate as MilliporeSigma in life science, EMD Serono in healthcare and EMD Electronics in electronics. Since its founding in 1668, scientific exploration and responsible entrepreneurship have been key to the company’s technological and scientific advances. To this day, the founding family remains the majority owner of the publicly listed company.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Silence by Merck KGaA, Darmstadt, Germany pursuant to the transaction agreement. In connection with the proposed transaction, Silence intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). Silence may also file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement (if and when available) (the “Proxy Statement”) will be mailed to shareholders of Silence. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF SILENCE, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and securityholders will be able to obtain free copies of the Proxy Statement (if and when available) and other documents containing important information about Silence and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Silence will be available free of charge on the investor relations section of Silence’s website (https://www.silence-therapeutics.com/).

Participants in the Solicitation

Silence and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Silence’s securityholders in connection with the proposed transaction. Information about Silence’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Non-Executive Director Remuneration” contained in Silence’s proxy statement on Schedule 14A for its 2026 Annual General Meeting filed with the SEC on April 29, 2026. To the extent holdings of Silence’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Silence securityholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. These filings, when available, may be obtained free of charge on the investor relations section of Silence’s website (https://www.silence-therapeutics.com/) or on the SEC’s website (https://www.sec.gov).

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws regarding the Company, including, but not limited to, statements related to the proposed acquisition of the Company by Merck KGaA, Darmstadt, Germany and the anticipated timing, results and benefits thereof, the timing of the filing of the Proxy Statement in connection with the proposed acquisition, the ability to obtain shareholder approval, the potential therapeutic benefits of and future plans for Divesiran; and other statements that are not historical facts. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: (i) Merck KGaA, Darmstadt, Germany’s and the Company’s ability to complete the transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the acquisition; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction and the possibility that competing acquisition proposals will be made; (iii) risks related to diverting the attention of the Company’s management from ongoing business operations; (iv) significant transaction costs and/or unknown or inestimable liabilities; (v) the risk of shareholder or other litigation in connection with the proposed transaction, including resulting expense or delay; (vi) pharmaceutical product development and the uncertainty of clinical success; (vii) the regulatory approval process, including the risks that the Company may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that the Company may be unable to obtain regulatory approvals of any of its product candidates in a timely manner or at all; (viii) disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; (ix) costs and expenses related to the proposed acquisition; (x) effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of the Company’s American Depositary Shares or ordinary shares; (xi) regulatory initiatives and changes in tax laws; (xii) market volatility; and (xiii) other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the SEC. These filings, when available, will be available on the investor relations section of the Company’s website (https://silence-therapeutics.com/) or on the SEC’s website (https://www.sec.gov). The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts

Silence Therapeutics plc

Gem Hopkins, VP, Head of IR and Corporate Communications

ir@silence-therapeutics.com

Tel: +1 (646) 637-3208

Aaron Palash / Alexandra Benedict

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449